Exhibit 10.3

EXECUTION COPY

CUSTODIAN AGREEMENT

dated as of February 22, 2019

by and among

PENNANTPARK INVESTMENT FUNDING I, LLC,

(“Company”)

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(“Custodian”)

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(“Collateral Agent”)

SCHEDULES

SCHEDULE A – Initial Authorized Persons

SCHEDULE B – Revolving Credit Agreement

THIS CUSTODIAN AGREEMENT (this “Agreement”) is dated as of February 22, 2019 and is by and among PENNANTPARK INVESTMENT FUNDING I, LLC (the “Company”), a Delaware limited liability company, THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as document custodian hereunder (in such capacity, the “Custodian”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and BNP PARIBAS, as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”), acknowledged and agreed to by PENNANTPARK INVESTMENT CORPORATION (the “Equityholder”), a Maryland corporation, and acknowledged and agreed to by PENNANTPARK INVESTMENT ADVISERS, LLC (the “Servicer”), a Delaware limited liability company.

RECITALS

WHEREAS, the Company desires to retain The Bank of New York Mellon Trust Company, National Association, to act as document custodian for the Collateral Loans for the benefit of the Collateral Agent;

WHEREAS, the Company desires that the Collateral Loans be held and administered by the Custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1 Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement, including the preamble and recitals; provided that any capitalized terms used but not defined herein shall have the meaning ascribed to them in the Revolving Credit Agreement (as defined below):

“Administrative Agent” has the meaning set forth in the preamble

“Agreement” has the meaning set forth in the preamble.

“Authorized Person” has the meaning set forth in Section 5.4(a).

“Block Notice” has the meaning set forth in Section 3.4(b).

“Collateral Agent” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 22.1.

“Custodian” has the meaning set forth in the preamble.

“Noteless Loan” means a Collateral Loan with respect to which (a) the related Underlying Loan Agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Collateral Loan and (b) no Underlying Notes issued to the Company are outstanding with respect to the portion of the Collateral Loan transferred to the Company.

“Proper Instructions” means instructions (including Trade Confirmations) received by the Custodian from (a) prior to the delivery of a Block Notice, the Company or the Servicer on behalf of the Company, or (b) the Collateral Agent or the Administrative Agent, in each case, in any of the following forms acceptable to the Custodian:

(a)	in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by facsimile);

(b)	by electronic mail from an Authorized Person;

(c)	in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d)	such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions.

“Required Loan Documents” means, for each Collateral Loan that is not a Noteless Loan, the original executed Underlying Note endorsed by the Obligor or the prior holder of record of such Collateral Loan in blank or to the Company.

“Revolving Credit Agreement” means the revolving credit and security agreement identified on Schedule B.

“Servicer” has the meaning set forth in the preamble.

“Trade Confirmation” means a confirmation of the Company’s acquisition of a Collateral Loan delivered to the Collateral Agent (with a copy to the Custodian) by the Company pursuant to Section 3.3(b)(i), and setting forth applicable information with respect to such Collateral Loan, which confirmation shall contain such information in respect of such Collateral Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Collateral Loan in the form of a customary trade confirmation as agreed to by the Custodian and the Company from time to time.

“Underlying Loan Agreement” means, with respect to any Collateral Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Collateral Loan is made.

“Underlying Note” means one or more promissory notes, if any, executed by an Obligor evidencing a Collateral Loan.

1.2 Construction. The rules of construction set forth in Section 1.02 of the Revolving Credit Agreement shall apply to this Agreement as if fully set forth herein.

1.3 Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1 Appointment and Acceptance. The Company hereby appoints the Custodian as document custodian of the Required Loan Documents delivered to it for all Collateral Loans owned by the Company at any time during the term of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it, subject to and in accordance with the provisions hereof.

2.2 Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian as may reasonably be necessary to enable the Custodian to perform its duties hereunder. Prior to the Custodian’s receipt of a Block Notice pursuant to Section 3.4(b), the Servicer may direct the Custodian to take any action hereunder; provided that the Servicer shall not direct the Custodian to take any action in contravention of the Facility Documents.

2.3 Collateral Agent. The Custodian shall take and retain custody of the Required Loan Documents delivered by the Company hereunder in accordance with the terms and conditions of this Agreement, all for the benefit of the Collateral Agent and the other Secured Parties, in order to perfect under the UCC, the Collateral Agent’s security interest therein for the benefit of the Secured Parties. In taking and retaining custody of the Required Loan Documents, the Custodian shall be deemed to be acting as the agent of the Collateral Agent for the benefit of the Secured Parties; provided that the Custodian makes (a) no warranty or representation and shall have no responsibility for the enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Loans and (b) no representation as to the existence, perfection or priority of any lien on the Collateral Loans or the Required Loan Documents.

3.	DUTIES OF CUSTODIAN

3.1 Segregation. All Required Loan Documents held by the Custodian for the account of the Company hereunder shall be (a) subject to the lien of the Collateral Agent on behalf of the Secured Parties, (b) physically separate from other loans and non-cash property in the possession of the Custodian and (c) identified by the Custodian as subject to this Agreement. Any originals of Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at The Bank of New York Mellon Trust Company, National Association, 601 Travis Street, 16th Floor, Houston, Texas, 77002, Attn: Global

Corporate Trust- Pennant Park Investment Funding I, LLC, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Custodian in a written notice delivered at least thirty (30) days prior to such change. The Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Custodian.

3.2 Register. The Custodian shall maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of the Collateral Loans for which it holds Required Loan Documents under this Agreement containing such information as the Company and the Custodian may reasonably agree; provided that, with respect to such Collateral Loans, all Required Loan Documents shall be held in safekeeping by the Custodian, individually segregated from the securities and investments of any other Person and marked so as to clearly identify such Required Loan Documents as the property of the Company as set forth in this Agreement.

3.3 Delivery of Collateral Loans to Custodian.

(a)

The Company shall deliver, or cause to be delivered, to the Custodian all of the Required Loan Documents for each Collateral Loan owned by the Company at any time during the term of this Agreement at the address identified herein. The Custodian shall not be responsible for any Collateral Loan or related Required Loan Document until actually received by it.

(b)	(i)

Promptly after the acquisition of any Collateral Loan, the Company shall deliver or cause to be delivered (which may be via email) to the Collateral Agent with a copy to the Custodian a properly completed Trade Confirmation, if any, on which the Custodian may conclusively rely without further inquiry or investigation, and shall deliver to the Custodian the Required Loan Documents for all Collateral Loans.

(ii)

Any duty on the part of the Custodian with respect to the custody of such Collateral Loans shall be limited to the physical custody of the related Required Loan Documents delivered to it pursuant to the terms hereof; provided that the Custodian shall be deemed to have satisfied the terms hereof with respect to the custody, safekeeping and physical preservation of the Required Loan Documents in its possession if it acts in accordance with any instruction by the Company (or the Servicer on its behalf) issued prior to a Block Notice (or following rescission of a Block Notice by the Collateral Agent) and any instruction by a Secured Party issued after a Block Notice.

(iii)

The Custodian may assume the genuineness of any Required Loan Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102(a)(15) and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Collateral Loan to be held by the Custodian under this Agreement, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original “security” or “instrument” has been or is required to be issued or made available in respect of any Collateral Loan or to compel or cause delivery thereof to the Custodian.

3.4 Release of Documents/Control By Agents.

(a)

The Custodian shall release and ship for delivery, or direct its agents or sub-custodians to release and ship for delivery, as the case may be, Required Loan Documents of the Company held by the Custodian, its agents or its sub-custodians from time to time upon receipt of Proper Instructions (specifying, among other things, the Collateral Loans and Required Loan Documents to be released and delivery instructions and other information as may be necessary to enable the Custodian to release and ship such Required Loan Documents), which may be standing instructions (in a form acceptable to the Custodian) in accordance with the Revolving Credit Agreement.

(b)

Upon receipt by the Custodian from the Administrative Agent or the Collateral Agent, of written notice of the occurrence of an Event of Default under the Revolving Credit Agreement indicating the Administrative Agent’s intent to prohibit the Custodian from accepting instructions from the Company (each such notice, a “Block Notice”), the Custodian shall no longer accept or act upon Proper Instructions or other instructions from the Company (or the Servicer on its behalf) hereunder with respect to the Collateral Loans or the Required Loan Documents. From and after its receipt of a Block Notice and until rescission thereof by the Collateral Agent, the Custodian shall only comply with Proper Instructions from the Collateral Agent or Administrative Agent.

3.5 Records. The Custodian shall create and maintain records relating to its activities under this Agreement with respect to the Collateral Loans or other property of the Company held for the benefit of the Collateral Agent and the other Secured Parties under this Agreement. All such records shall be the property of the Company and shall during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company or its affiliates, upon reasonable request and three (3) Business Days’ prior written notice.

4.	REPORTING

(a)

The Custodian shall render, within five (5) Business Days of the end of each calendar month, an itemized report of the Required Loan Documents held pursuant to this Agreement as of the date of such report and such other matters as the parties may agree from time to time in form and substance satisfactory to the Collateral Agent, the Servicer and the Administrative Agent and deliver such report to the Administrative Agent.

(b)	The Custodian shall have no duty or obligation to undertake any market valuation of the Collateral Loans under any circumstance.

5.	CERTAIN GENERAL TERMS

5.1 No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note or any other Required Loan Documents evidencing or governing any Collateral Loan to determine the validity, sufficiency, marketability or enforceability of any Collateral Loan (and shall have no responsibility for the genuineness or completeness thereof) or otherwise.

5.2 Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

5.3 Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or refrain from taking any action), which it reasonably determines to be contrary to the terms of this Agreement or Applicable Law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

5.4 Proper Instructions.

(a)

Each of the Collateral Agent, the Administrative Agent, the Servicer and the Company will give a notice to the Custodian, in a form acceptable to the Custodian, specifying the names and specimen signatures of Persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each, an “Authorized Person”) which notice shall be signed by an Authorized Person set forth on Schedule A or otherwise previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such Persons until it receives written notice from an Authorized Person of the Company, the Administrative Agent, the Servicer or the Collateral Agent, as applicable, to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Company, the Administrative Agent, the Servicer or the Collateral Agent, as applicable, to the Custodian). If such person elects to give the Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a written instruction delivered to the Custodian subsequent to the Custodian’s reliance upon and compliance with such original instructions. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including the risk of the Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(b)

The Custodian shall have no responsibility or liability to the Company (or any other Person) and shall be indemnified and held harmless by the Company in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with Applicable Law or regulations. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instruction.

5.5 Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company, the Collateral Agent or any other Person, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Collateral Loans.

5.6 Evidence of Authority. The Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company, the Servicer, the Collateral Agent or the Administrative Agent, as applicable, by an Authorized Person thereof. The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)	the authority of any Person to act in accordance with such certificate; or

(b)	any determination or any action by such Person as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company, the Servicer, the Collateral Agent or the Administrative Agent, as applicable.

5.7 Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m. (prevailing Eastern time) (or such other time as is agreed by the Company and the Custodian from time to time) on a Business Day will be deemed to have been received on the next Business Day; provided that in the case of communications so received after 3:30 p.m. (prevailing Eastern time) on a Business Day the Custodian will use commercially reasonable efforts to process such communications as soon as possible after receipt.

6.	COMPENSATION OF CUSTODIAN

6.1 Fees. The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain Collateral Agent Fee Letter.

6.2 Expenses. The Company agrees to pay or reimburse to the Custodian upon its request from time to time all reasonable and documented out of pocket costs, disbursements, advances, and expenses (including reasonable and documented attorneys’ fees and expenses of external legal counsel) incurred in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement (including reasonable and documented out of pocket costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

6.3 Priority of Payments. Amounts owing to the Custodian hereunder, including fees set forth in the Collateral Agent Fee Letter, shall be payable in accordance with the Priority of Payments under the Revolving Credit Agreement.

7.	RESPONSIBILITY OF CUSTODIAN

7.1 General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Collateral Loans, except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement and the Custodian shall satisfy those duties expressly set forth in this Agreement so long as it acts without gross negligence or willful misconduct. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian and the Custodian shall not have any duty to take any discretionary action or exercise any discretionary powers. With the exception of this Agreement, the Custodian is not responsible for or chargeable with knowledge of any terms or conditions contained in any other agreement, including, but not limited to, any agreement between the Company and the Servicer. The Custodian, in its capacity as such, shall have no obligations under the Revolving Credit Agreement.

7.2 Instructions.

(a)

The Custodian shall be entitled to refrain from taking any action unless it has received Proper Instructions from the Company (or the Servicer on the Company’s behalf), the Administrative Agent or the Collateral Agent, as applicable, as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, the Servicer, the Administrative Agent or the Collateral Agent, as applicable, such Proper Instructions to be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to any Proper Instruction of the Company, the Servicer, the Administrative Agent or the Collateral Agent, as applicable.

(b)

Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable term of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable term of this Agreement.

7.3 General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)

The Custodian may rely on, and shall be protected in acting or refraining from acting in accordance with, any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by facsimile or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company, the Administrative Agent, the Servicer, or the Collateral Agent, shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document; provided that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)

Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers or employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith on its part. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(c)

In no event shall the Custodian be liable for any indirect, punitive, special, incidental or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)

The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 6.2 above.

(e)

The Custodian shall have no duty to inquire into the happening or occurrence of any event or contingency and shall not be deemed to have notice or knowledge of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless notified (and then only to the extent received) in writing by the Custodian at the applicable address as set forth in Section 13 and specifically referencing this Agreement.

(f)

No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its reasonable judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)	The permissive right of the Custodian to take any action hereunder shall not be construed as a duty.

(h)

The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed with reasonable due care.

(i)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

(j)

The Custodian shall be entitled to all of the same rights, protections, immunities and indemnities afforded to the Collateral Agent under the Revolving Credit Agreement; provided that such rights, protections, indemnities and immunities shall be in addition to any rights, protections, indemnities and immunities set forth herein.

7.4 Indemnification; Collateral Agent’s Lien.

(a)

The Company shall and does hereby indemnify and hold harmless the Custodian for and from any and all reasonable and documented out of pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses), and any and all losses, damages, claims and liabilities (collectively, “Losses”), that may arise, be brought against or incurred by the Custodian, as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company and the Custodian created hereby, other than such Losses as are directly caused by the Custodian’s own actions constituting bad faith, gross negligence or willful misconduct. Without limiting the foregoing, after the receipt of a Block Notice, the parties hereto agree that the Collateral Agent shall direct the Lenders to indemnify and hold harmless the Custodian and its directors, officers, employees and agents from and against any and all Losses incurred as a result of the Custodian’s compliance with the Collateral Agent’s or Administrative Agent’s (each acting at the direction of the Lenders) direction or instruction in connection with this Agreement (except to the extent due to the Custodian’s bad faith, willful misconduct or gross negligence) solely to the extent that such Losses shall not have been reimbursed by the Company.

(b)

Each of the Company, the Collateral Agent and the Custodian hereby agrees that the Required Loan Documents in respect of the Collateral Loans are being held by the Custodian hereunder to perfect the lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral Loans in accordance with the Revolving Credit Agreement.

7.5 Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company, the Collateral Agent or any other Person for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company, the Servicer, the Collateral Agent or the Administrative Agent (including any Authorized Person of the foregoing) in its instructions to the Custodian; or changes in Applicable Law.

7.6 Proceedings. In the event that (a) the Company, the Collateral Agent, the Servicer, the Administrative Agent, the Lenders or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Required Loan Document or (b) a third party shall institute any court proceeding by which any Required Loan Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver, or cause to be delivered, to the other parties to this Agreement and the Administrative Agent and the Servicer copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by Law, continue to hold and maintain all the Required Loan Documents that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Required Loan Document as directed by the Collateral Agent or the Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Company and paid as an Administrative Expense in accordance with the Revolving Credit Agreement.

8.	SECURITY CODES

If the Custodian issues to the Company or any other Person security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company or other Person, the Company or such Person shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

9.	TAX LAW

The Custodian shall have no responsibility or liability for any obligation now or hereafter imposed on the Company or the Custodian as document custodian of the Collateral Loans by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations, including taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company or the Custodian as document custodian of the Collateral Loans.

10.	EFFECTIVE PERIOD AND TERMINATION

10.1 Effective Date. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect for so long as the Revolving Credit Agreement remains in effect with respect to the Obligations, unless previously terminated pursuant to Section 10.2.

10.2 Termination. This Agreement shall terminate upon the earliest of (a) the occurrence of the effective date of termination specified in any written notice of termination given by the Company (with the written consent of the Administrative Agent) not later than sixty (60) days prior to the effective date of termination specified therein (in each case with a copy to the Administrative Agent and the Collateral Agent), (b) on the Collection Date and (c) such other date of termination as may be mutually agreed upon by the parties in writing (with the prior written consent of the Administrative Agent).

10.3 Resignation. The Custodian may, at any time, resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Company, the Servicer, the Collateral Agent and the Administrative Agent.

10.4 Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company (with the prior written consent of the Administrative Agent) shall give a Proper Instruction to the Custodian designating a successor Custodian, if applicable.

10.5 Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its reasonable and documented costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be) all in accordance with the Priority of Payments set forth in the Revolving Credit Agreement. All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

10.6 Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company and the Servicer a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

11.	REPRESENTATIONS AND WARRANTIES

11.1 Representations of the Company. The Company represents and warrants to the Custodian that:

(a)

it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(b)

in giving any instruction which purports to be a “Proper Instruction” under this Agreement, the Company will act in accordance with the provisions of its Constituent Documents, the Revolving Credit Agreement and any Applicable Law.

11.2 Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)	it has aggregate capital, surplus and undivided profits of at least $500,000;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations;

(d)

its execution and delivery of this Agreement, performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not (a) conflict with or violate, in any respect, any Applicable Law, or (b) conflict with or result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it is bound; and

(e)	it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

11.3 Covenants of the Custodian. From the Closing Date until the Collection Date, the Custodian hereby covenants to the Company that:

(a)

originals of the Required Loan Documents delivered to it shall remain at all times in the possession of the Custodian at the address set forth in Section 3.1, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement; and

(b)	it will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Custodian pursuant to this Agreement.

12.	PARTIES IN INTEREST; THIRD PARTY BENEFIT

Except as specified in the following sentence, this Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third party and may not be relied upon or enforced by any third party (other than successors and permitted assigns pursuant to Section 17). The Administrative Agent and each other Secured Party are express third-party beneficiaries of this Agreement with full rights to enforce all obligations of the Custodian hereunder.

13.	NOTICES

Any Proper Instruction shall be given to a party at the following address (or such other address as such party may designate by written notice to the other parties), and otherwise any notice, approval and other communication hereunder shall be sufficient if made in writing and given to the relevant party at the following address (or such other address as such party may subsequently designate by notice to the others) delivered by (a) certified or registered mail, postage prepaid, (b) recognized courier or delivery service, or (c) confirmed facsimile, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Custodian, to

The Bank of New York Mellon Trust Company,

National Association

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Global Corporate Trust – PennantPark Investment Funding I, LLC

Facsimile No.: (713) 483-6633

(b)	if to the Company, the Servicer, the Administrative Agent or the Collateral Agent, at its respective address specified in the Revolving Credit Agreement.

14.	CHOICE OF LAW AND JURISDICTION; WAIVER OF JURY TRIAL

14.1 Choice of Law and Jurisdiction. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions).

14.2 Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally:

(a)

subject to the proviso at the end of this clause (a), submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them; and

(b)

consents that any such action or proceeding may be brought in any court described in Section 14.2(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

14.3 Waiver of Jury Trial. EACH OF THE CUSTODIAN, THE COLLATERAL AGENT, THE COMPANY, THE SERVICER AND THE ADMINISTRATIVE AGENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.	ENTIRE AGREEMENT; COUNTERPARTS

15.1 Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates, as of the date hereof, all prior agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

15.2 Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

15.3 Electronic Signatures. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

16.	AMENDMENT; WAIVER

16.1 Amendment. This Agreement may not be amended, except by an express written instrument duly executed by each of the Company, the Collateral Agent and the Custodian with the prior written consent of the Administrative Agent.

16.2 Waiver. In no instance shall any delay or failure to act be deemed to be or be effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged; provided that no waiver signed by the Company shall be effective unless such waiver has been consented to by the Administrative Agent.

17.	SUCCESSOR AND ASSIGNS

17.1 Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. No party shall be permitted to assign all or any portion of their rights under this Agreement without the written consent of the other parties and the Administrative Agent; provided that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

17.2 Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

19.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Servicer, the Company or the Collateral Agent as to the course of action desired by it; provided that the Custodian shall not request written instructions from the Servicer or the Company following the Custodian’s receipt of a Block Notice. If the Custodian does not receive such instructions within five (5) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Servicer, the Company or the Collateral Agent in response to such request, except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

20.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

21.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

22.	CONFIDENTIALITY

(a) Each party shall keep confidential any non-public information relating to the other party’s business (“Confidential Information”). Confidential Information may include: (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results in relation to the past, present or future business activities of the Company or the Custodian, their respective subsidiaries and affiliated companies; (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or the Custodian a competitive advantage over its competitors; (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (iv) anything designated as confidential. Confidential Information shall not include information which (x) is disclosed in a publication available to the public, is otherwise in the public domain at the time of disclosure, or becomes publicly known through no wrongful act on the part of the recipient, (y) is obtained by the recipient in good faith from a third party source having the right to disclose such information, or (z) was known by the receiving party, without any obligation of confidentiality, prior to the disclosure of such information.

(b) Notwithstanding the foregoing, the recipient may disclose Confidential Information (i) to regulatory authorities having jurisdiction over the Custodian, as required by law or regulation, and (ii) to the Custodian’s directors, officers, employees, attorneys, accountants, agents or advisors who have a need to know such information in the course of the performance of its duties hereunder.

(c) The recipient may disclose Confidential Information to the extent and as required by applicable law or regulation in connection with oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any governmental entity, or pursuant to a judicial, administrative or legal proceeding in which either party is involved; provided that the recipient will, to the extent permitted to do so, provide prompt notice to the other party of such request and give the other party the opportunity to contest such request or seek a protective order, as necessary, prior to disclosing such Confidential Information under this Section 22.3. In the event that no such protective order or other remedy is obtained, or in the absence of such protective order, other remedy or the waiver by the other party and where the receiving party has been advised by counsel that it is legally compelled to disclose the Confidential Information, the receiving party and/or its counsel will furnish only that portion of the Confidential Information that the receiving party is advised by its counsel is legally required.

23. NO PETITION IN BANKRUPTCY.

The Custodian agrees not to file or join in the filing of an involuntary petition in bankruptcy against the Company for the nonpayment of the Custodian’s fees or other amounts payable by the Company under this Agreement until such time as may be permitted under Section 13.17 of the Revolving Credit Agreement. The provisions of this Section 23 shall survive termination of this Agreement.

24. LIMITED RECOURSE AGAINST THE COMPANY.

Notwithstanding any other provision of this Agreement, each of the parties hereto hereby agrees that any obligations of the Company under this Agreement are limited recourse obligations of the Company, payable solely from the Collateral in accordance with Article IX of the Revolving Credit Agreement, and following the realization of all of the Collateral, all obligations of the Company under this Agreement and any claims of a party hereto shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, member or manager of the Company or its successors or assigns for any amounts payable under this Agreement. The provisions of this Section 24 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first written above.

PENNANTPARK INVESTMENT FUNDING I, LLC, as Company

By:	PennantPark Investment Corporation,
its designated manager

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

Custodian Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as the Custodian

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

Custodian Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as the Collateral Agent

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

Custodian Agreement

ACKNOWLEDGED AND AGREED:

PENNANTPARK INVESTMENT CORPORATION, in its capacity as Equityholder

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

Custodian Agreement

ACKNOWLEDGED AND AGREED:
PENNANTPARK INVESTMENT ADVISERS, LLC, in its capacity as Servicer

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Managing Member

Custodian Agreement

BNP PARIBAS, in its capacity as Administrative Agent

By:	/s/ Adnan A. Zuberi
Name: Adnan A. Zuberi
Title: Managing Director

By:	/s/ Patrick McKee
Name: Patrick McKee
Title: Managing Director

Custodian Agreement

SCHEDULE A

Any of the following Persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the relevant Person from time to time by written notice to the Custodian):

Company:

NAME:	SIGNATURE:	TELEPHONE NO.:

Arthur Penn	/s/ Arthur Penn	212-905-1010

Aviv Efrat	/s/ Aviv Efrat

Thomas J. Friedmann

Custodian Agreement

SCHEDULE A

Any of the following Persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the relevant Person from time to time by written notice to the Custodian):

Company:

NAME:	SIGNATURE:	TELEPHONE NO.:

Arthur Penn

Aviv Efrat

Thomas J. Friedmann	/s/ Thomas J. Friedmann	617-728-7120

Custodian Agreement

Servicer:

NAME:	SIGNATURE:	TELEPHONE NO.:

Arthur H. Penn	/s/ Arthur H. Penn

Aviv Efrat	/s/ Aviv Efrat

Jose A. Briones

Custodian Agreement

Servicer:

NAME:	SIGNATURE:	TELEPHONE NO.:

Arthur H. Penn

Aviv Efrat

Jose A. Briones	/s/ Jose A. Briones

Custodian Agreement

Administrative Agent:

Custodian Agreement

Collateral Agent:         Any Responsible Officer (as defined in the Revolving Credit Agreement) of the Collateral Agent.

SCHEDULE B

Revolving Credit Agreement

1.

Revolving Credit and Security Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among the Company, as Borrower, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, PennantPark Investment Corporation, as Equityholder, PennantPark Investment Advisers, LLC, as Servicer, and The Bank of New York Mellon Trust Company, National Association, as the Collateral Agent.